Exhibit ll

                 SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE

                                                                                Three Quarters Ended
                                                                     -------------------------------------------
                                                                     October 31, 1999           October 31, 1998
                                                                     ----------------           ----------------
Basic:

Net income from continuing operations                                $       2,664,000          $      2,306,000

Weighted average shares outstanding                                          4,404,000                 4,664,000
                                                                     -----------------          ----------------

Basic income per share                                               $             .60          $            .49
                                                                      ================           ===============



Net income (loss) from discontinued operations                       $      (1,105,000)         $      1,391,000

Weighted average shares outstanding                                          4,404,000                 4,664,000
                                                                     -----------------          ----------------

Basic income (loss) per share                                        $           (.25)          $            .30
                                                                      ================           ===============


Net income                                                           $       1,559,000          $      3,697,000

Weighted average shares outstanding                                          4,404,000                 4,664,000
                                                                     -----------------          ----------------

Basic income per share                                               $             .35          $            .79
                                                                      ================           ===============


Diluted:


Net income from continuing operations                                $       2,664,000          $      2,306,000
Less - net income allocated to subsidiary dilutive stock options
    outstanding                                                               (162,000)                  (145,000)
                                                                     ------------------         ------------------

Net income used in calculation of diluted income per
    share from continuing operations                                 $       2,502,000          $      2,161,000
                                                                      ================           ===============


Weighted average shares outstanding                                          4,404,000                 4,664,000

Plus- common  equivalent  shares  (determined using the "treasury stock" method) representing shares issuable upon exercise of
    stock options                                                              182,000                   200,000
                                                                     -----------------          ----------------

Weighted average number of shares used in calculation of
    diluted income per share from continuing operations                      4,586,000                 4,864,000
                                                                     =================          ================


Diluted income per share from continuing operations                  $             .54          $            .44
                                                                      ================           ===============

Net income (loss) from discontinued operations                       $      (1,105,000)         $      1,391,000
Less - net income allocated to subsidiary dilutive stock options
    outstanding                                                                    -                        -
                                                                     ------------------         ------------------

Net income (loss) used in calculation of diluted income (loss)
    per share from discontinued operations                           $      (1,105,000)         $      1,391,000
                                                                      =================          ===============


Weighted average shares outstanding                                          4,404,000                 4,664,000

Plus- common  equivalent  shares  (determined using the "treasury stock" method)representing shares issuable upon exercise of
    stock options                                                              182,000                   200,000
                                                                     -----------------          ----------------

Weighted average number of shares used in calculation of
    diluted income (loss) per share from discontinued operations             4,586,000                 4,864,000
                                                                     =================          ================


Diluted income (loss) per share from discontinued operations         $           (.24)          $            .29
                                                                      ================           ===============



Net income
                                                                     $       1,559,000          $      3,697,000
Less - net income allocated to subsidiary dilutive stock options
    outstanding                                                               (162,000)                 (145,000)
                                                                     ------------------         ----------------

Net income used in calculation of diluted income per share           $       1,397,000          $      3,592,000
                                                                      ================           ===============


Weighted average shares outstanding                                          4,404,000                 4,664,000

Plus- common  equivalent  shares  (determined using the "treasury stock" method) representing shares issuable upon exercise of
    stock options                                                              182,000                   200,000
                                                                     -----------------          ----------------

Weighted average number of shares used in calculation of
    diluted income per share                                                 4,586,000                 4,864,000
                                                                     =================          ================


Diluted income per share                                             $             .30          $            .73
                                                                     =================          ================